UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission ( File Number)	IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Exhibits
SIGNATURES
EX-99.01

Item 2.02       Results of Operations and Financial Condition.
On February 22, 2007, Mobile Mini, Inc. issued a press release announcing its financial results for the fourth quarter ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.01 to this report.
The press release includes the financial measure “EBITDA” and certain pro forma financial results. The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.
The pro forma financial results reported for 2006 show our operating results absent (i) the expense relating to the impact of SFAS 123(R), “Share-Based Payment” (“SFAS 123(R)”), (ii) debt extinguishment expense of $6.4 million, and (iii) a $0.3 million income tax benefit due to the recognition of certain state net operating loss carryforwards. In addition, the pro forma earnings guidance for our first quarter and full year 2007 show our operating results absent an estimated expense relating to the impact of SFAS 123(R). For a reconciliation of the pro forma results to actual results for the three months and the twelve months ended December 31, 2006, please see the press release, which is furnished as Exhibit 99.01 to this report.
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA follows (in thousands), which includes effects of rounding:

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	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2006	2005	2006
Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$25,059	$33,017	$90,239	$116,774

Senior Note redemption premium	—	—	—	(4,987)

Interest paid	(1,309)	(2,378)	(21,727)	(24,728)

Income and franchise taxes paid	(170)	(257)	(495)	(733)

Provision for loss from natural disasters	—	—	1,710	—

Share-based compensation	19	768	19	3,066

Gain on sale of lease fleet units	(1,011)	(1,317)	(3,529)	(4,922)

Loss on disposal of property, plant and equipment	229	389	704	454

Changes in certain assets and liabilities, net of effect of businesses acquired:

Receivables	(1,326)	2,128	(5,371)	(6,580)

Inventories	4,068	2,402	(4,823)	628

Deposits and prepaid expenses	453	191	(480)	(1,446)

Other assets and intangibles	(11)	(926)	(19)	(762)

Accounts payable and accrued liabilities	4,434	(6,347)	13,021	120

Net cash provided by operating activities	$30,435	$27,670	$69,249	$76,884

Reconciliation of net income to EBITDA:

Net income	$9,835	$14,023	$33,988	$42,776

Interest expense	6,178	5,801	23,177	23,681

Income taxes	5,631	8,423	20,220	27,151

Depreciation and amortization	3,415	4,770	12,854	16,741

Debt extinguishment expense	—	—	—	6,425

EBITDA	$25,059	$33,017	$90,239	$116,774

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

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1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01      Exhibits
(d)      Exhibits.
99.01   Registrant’s press release, dated February 22, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: February 22, 2007	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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